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                                                                    Exhibit 10.2

                           LEASE ASSIGNMENT AGREEMENT

     This Lease Assignment Agreement ("Lease Assignment") is entered into on this 25th day of June, 1999 by and between Cohu, Inc., a Delaware corporation ("Assignee"), Cubic Defense Systems, Inc. ("Assignor"), and Thomas G. Plein and Diane L. Plein (collectively "Lessor").

     WHEREAS, subject to the terms and conditions herein, Assignor desires to assign, and Assignee desires to accept that certain American Industrial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease-Gross ("Lease Agreement"), attached hereto as Exhibit A, dated June 26, 1995, by and between Assignor, as Lessee and Lessor; and

     WHEREAS, Lessor consents to such assignment;

     NOW THEREFORE, Assignee, Assignor and Lessor agree as follows:

     1. Assignment. Subject to the terms and conditions herein, Assignor hereby assigns and Assignee hereby accepts the assignment of the Lease Agreement, including, without limitation, the right to exercise the Option.

     2. Lease Provisions Incorporated.

          2.1. Except as expressly set forth herein, Assignee shall assume all of the obligations, liabilities, and covenants as of the Effective Date.

          2.2. "Effective Date" shall mean July 1, 1999.

          2.3. Assignee's obligation to pay Basic Rent under the Lease Agreement shall commence effective November 15, 1999 (pro-rated for the month of November, 1999). Basic Rent, and all other payment obligations of Assignee pursuant to the Lease Agreement shall be paid to Lessor as set forth in the Lease Agreement.

     3. Indemnity. Assignee shall defend, indemnify and/or hold harmless Assignor from and against all liabilities, claims, suits, proceedings, appeals, damages, demands, and allegations (collectively "Claims") pertaining to:
Assignee's use and/or occupancy of the Premises; Lessor's Claims, and breaches of the Lease Agreement attributable to Assignee; and all conduct, malfeasance, omissions and commissions of Assignee and its agents, employees, contractors, and invitees.

     4. Security Deposit. Assignee shall reimburse to Assignor Assignor's security deposit of Thirty-Seven Thousand Nine Hundred and Eighty-Five Dollars ($37,985). Lessor, in turn, shall transfer Assignor's security deposit of Thirty-Seven Thousand Nine Hundred and Eighty-Five Dollars ($37,985) to Assignee's account. Landlord hereby confirms that there are no outstanding liabilities applicable to the Security Deposit.


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     5. Conditions Precedent. The following are conditions precedent to this
Lease Assignment:

          5.1. This Lease Assignment is conditioned upon the written consent of Lessor pursuant to the Lease Agreement.

          5.2. This Lease Assignment is conditioned upon Assignee's physical inspection of the Premises solely to verify that the building systems are in good working order.

          5.3. This Lease Assignment is conditioned upon receipt of and approval by Assignor of Assignee's written intended use and planned modifications, if any, of and to the Premises. Assignee covenants to Assignor to abide by such written intended use and planned modifications, if any.

     6. Limited Release of Lessor. Lessor shall not, by reason of this Lease Assignment, nor by reason of collection of the rents from Assignee, be deemed liable to Assignee for any failure of Assignor to perform and comply with any of Assignor's obligations to Assignee under this Lease Assignment.

     7. Lessor Consent/Limited Waiver/Release by Lessor.

          7.1. Lessor hereby consents to this Lease Assignment.

          7.2. Lessor hereby waives their right, pursuant to Article 12.2(g) of the Lease Agreement, to require that the Security Deposit be increased to an amount equal to six (6) times the monthly Base Rent.

          7.3. Lessor hereby waives their right, pursuant to Article 12.2(h) of the Lease Agreement, to require the amount and adjustment structure of the rent be adjusted.

          7.4. Should Assignee and Lessor agree to a lease term beyond the Original Term (which would include, without limitation, exercise of the Option), then Lessor hereby releases Assignor, effective at such time, from all Claims pertaining to the Premises, known and unknown, including without limitation, Assignor's and Assignee's use and occupancy of the Premises, and in that regard, Lessor hereby waives all of their rights afforded to them under California Civil Code
          Section 1542, which provides:

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               Section 1542. CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A
               general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     8. Assignor's Warranties and Covenants. In addition to other warranties and covenants which may be set forth herein, Assignor warrants and covenants as follows:

          8.1. Assignor warrants that it is the Lessee under the Lease Agreement, that it is in compliance with all of its obligations under the Lease Agreement, and that it is not in default with respect to the Lease Agreement.

          8.2. Assignor covenants that, provided that Assignee discharges all of its obligations hereunder and pursuant to the Lease Agreement, that Assignor will take no action which would interfere with or terminate Assignee's rights under the Lease Agreement.

     9. Third-Party Beneficiary. Lessor shall be a third-party beneficiary under this Lease Assignment. There shall be no other third-party beneficiaries under this Lease Assignment.

     10. Construction. Unless otherwise expressly defined in this Lease Assignment, all terms herein shall have the same meaning as the terms have in the Lease Agreement. This Lease Assignment shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. All recitals are incorporated into this Lease Assignment by reference. The parties hereby waive California Civil Code Section 1654 which states "In cases of uncertainty not removed by the preceding rules, the language of a contract should be interpreted most strongly against the party who causes the uncertainty to exist."

     11. Brokers. The parties warrant to each other that CB Richard Ellis is the sole broker in this Lease Assignment, representing both parties. Both parties warrant that no other broker has been engaged on their behalf with respect to this Lease Assignment.

     12. General Provisions.

          12.1. Time is of the Essence. Time is of the essence of this Lease Assignment and each and every part hereof.

          12.2. Notices. Notices, requests, demands and other communications required or permitted to be given under this Lease Assignment shall be in writing and shall be served personally or shall be delivered to the party to whom notice is to be


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          given, by reputable overnight mail equivalent carrier or by first class mail, properly posted and addressed as follows:

                          To Assignor:

                                    Cubic Defense Systems, Inc.
                                    Attention:  John D. Thomas
                                    9333 Balboa Avenue
                                    San Diego, CA 92123
                                    Fax:  619-505-1508

                           With a copy to:

                                    Legal Department
                                    Cubic
                                    9333 Balboa Avenue
                                    San Diego, CA 92123
                                    Fax:  619-505-1559

                           To Assignee:

                                    Cohu, Inc.
                                    5755 Kearny Villa Road
                                    San Diego, CA 92123-1111
                                    Attention:       John Allen

          12.3. Attorneys' Fees. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation including any appeals, shall pay to the successful party or parties all costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party or parties; and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

          12.4. Governing Law and Venue. This Lease Assignment shall be construed in accordance with the laws of the State of California. Any action brought at law or in equity relating to or in connection with this Lease Assignment must be maintained in San Diego, California.

          12.5. Integration, Amendment. This Lease Assignment constitutes the full and complete assignment and understanding between the parties hereto and shall

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          supersede any and all prior and contemporaneous written and oral agreements concerning the subject matter contained herein. This Lease Assignment and any portions thereof may be modified, amended or waived only by a written instrument executed by the party against whom such amendment, modification or waiver shall be enforced.

          12.6. Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience or reference and are not intended and shall not be deemed to modify or explain any of the provisions of this Lease Assignment.

          12.7. Severability. If any material condition or provision herein contained is held to be invalid, void or unenforceable by a final judgment of any court of competent jurisdiction, then the remaining provisions of this Lease Assignment remain in full force and effect.

          12.8. Waiver. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach of default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any other condition, representation or warranty.

          12.9. Relationship Between the Parties. The parties agree that the relationship between them shall not be construed as a partner, agency, joint venture, alter ego, employee or employer.

          12.10. Further Instruments and Action. The parties agree to execute all instruments and documents and to take all actions as may be required in order to consummate the transaction contemplated by this Lease Assignment.

          12.11. Assignment. Assignor may assign its rights and obligations under the Lease Assignment to its parent company and/or subsidiaries thereof, and/or to any entity which acquires more than fifty per cent of Assignor. Other than the foregoing, no party may assign any portion of this Lease Assignment without the express written consent of the other party.

          12.12. Authorization, Execution. Assignee is a Corporation duly organized, existing, and in good standing under the laws of the State of Delaware. The execution and delivery of this Lease Assignment and consummation of this transaction by Assignee have been duly authorized, and no further corporate authorization is necessary on the part of Assignee. This Lease Assignment was executed in San Diego, California, U.S.A. The persons signing this Lease Assignment represent that they are authorized to sign this Lease Assignment.

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          12.13. Execution in Counterparts, by Facsimile. This Lease Assignment
          may be executed in counterparts (i.e. the signatures may be on separate pages) and by facsimile transmission.

     13. Certificate of Incumbency. The parties shall provide a Certificate of Incumbency showing the title of signers of this Lease Assignment.

     14. Hazardous Substance. In addition to the obligations of the Lessor set forth in Paragraph 6.2 of the Addendum to the Lease Agreement, Assignor shall indemnify, defend and hold harmless Assignee, its directors, officers, agents and employees and the Premises harmless from and against any and all loss, damages, liabilities, judgment, costs, claims, liens, expenses, penalties and attorney's and consultants' fees arising out of or involving and Hazardous Substance or contamination of soil, groundwater or any other material present on the premises caused by Assignor during the period from June 26, 1995 through July 1, 1999, which is the period the Premises have been under the control of Assignor.

     15. Phase I Environmental Report. Assignee shall have the right at its own expense to obtain a Phase I Environmental Report on the Premises by August 1, 1999. In the event that Assignee shall obtain such a Report and the Report should specify any environmental issues which cannot be remedied to the satisfaction of Assignee, this Assignment shall be terminated immediately upon notice to Assignor and of no further force or effect. This Paragraph shall be void if Assignee to provide such notice to Assignor on or before August 1, 1999.

                                  ASSIGNOR
                                  Cubic Defense Systems, Inc.

                                  BY:      /s/ John D. Thomas
                                     --------------------------------------
                                  John D. Thomas
                                  Vice President & Treasurer

                                  DATE:   June 24, 1999
                                       ------------------------------------

                                  ASSIGNEE
                                  COHU, INC.

                                  BY:      /s/ Charles A. Schwan
                                     --------------------------------------
                                           Charles A. Schwan
                                             [Print Name]

                                  TITLE:   Chief Executive Officer
                                        -----------------------------------
                                  DATE:          June 24, 1999




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Lessor hereby consents to the within Assignment.

                                  LESSOR

                                  BY:      /s/ Thomas G. Plein
                                     --------------------------------------
                                  Thomas G. Plein

                                  DATE:        June 24, 1999
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                                  BY:      /s/ Diane L. Plein
                                     ---------------------------------------
                                  Diane L. Plein

                                  DATE:        June 24, 1999
                                       -------------------------------------


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